Exhibit 14.1

CODE OF ETHICS

FOR

SURO CAPITAL CORP.

Section I.	Statement of General Fiduciary Principles

This Code of Ethics (the “Code”) has been adopted by SuRo Capital Corp. (the “Corporation” or “SuRo Capital”) in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Act”). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Corporation may abuse their fiduciary duty to the Corporation, and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 under the Act (“Rule 17j-1”) are appropriately to be addressed.

The Code is based on the principle that the directors, officers and employees of the Corporation who provide services to the Corporation owe a fiduciary duty to the Corporation to conduct their personal securities transactions in a manner that does not interfere with the Corporation’s transactions or otherwise take unfair advantage of their relationship with the Corporation. All directors, officers and employees of the Corporation (“Covered Persons”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code applicable to them. In addition, all Covered Persons must comply with applicable federal securities laws and must report violations of the Code to the Corporation’s Chief Compliance Officer (“CCO”).

Technical compliance with the Code will not automatically insulate any Covered Person from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duty to the Corporation. Accordingly, all Covered Persons must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Corporation and its stockholders. In sum, all Covered Persons shall place the interests of the Corporation and its investors before their own personal interests.

All Covered Persons must read and retain this Code.

Section II.	Definitions

(A)	“Access Person” means any director, employee, officer or Advisory Person (as defined below) of the Corporation.

(B)	An “Advisory Person” of the Corporation means: (i) any director, officer or employee of the Corporation or any company in a Control (as defined below) relationship to the Corporation who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Covered Security (as defined below) by the Corporation, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and (ii) any natural person in a Control relationship to the Corporation who obtains information concerning recommendations made to the Corporation with regard to the purchase or sale of any Covered Security by the Corporation.

(C)	“Beneficial Ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in determining whether a person is a beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

Last Approved and Ratified: October 19, 2022

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(D)	“CCO” means the Chief Compliance Officer of the Corporation.

(E)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act, and generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(F)	“Covered Person” means any director, officer or employee (including a temporary employee) of the Corporation, or of any of the Corporation’s affiliates or subsidiaries, and any other persons so designated by the CCO.

(G)	“Covered Security” means a security as defined in Section 2(a)(36) of the Act, including: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

“Covered Security” does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the Act. References to a Covered Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Covered Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Covered Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Covered Security (collectively, “Derivatives”). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Covered Security shall also be applicable to the purchase or sale of a Derivative relating to that Covered Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Covered Security relating to that Derivative.

(H)	“Independent Director” means a director of the Corporation who is not an “interested person” of the Corporation within the meaning of Section 2(a)(19) of the Act.

(I)	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

(J)	“Investment Persons” of the Corporation means: (i) any employee of the Corporation (or of any company in a Control relationship to the Corporation) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Corporation; and (ii) any natural person who controls the Corporation and who obtains information concerning recommendations made to the Corporation regarding the purchase or sale of securities by the Corporation.

Last Approved and Ratified: October 19, 2022

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(K)	“Limited Offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(L)	“Security Held or to be Acquired” by the Corporation means: (i) any Covered Security which, within the most recent 15 days: (A) is or has been held by the Corporation; or (B) is being or has been considered by the Corporation for purchase by the Corporation; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section II(L)(i) above.

(M)	“Restricted List” means the list promulgated and periodically updated by the CCO, in consultation with the Corporation’s Chief Investment Officer or his/her designee, which lists all of the Covered Securities that (1) the Corporation has purchased or sold within the last 15 calendar days, or is purchasing or selling or intends to purchase or sell within the next 15 calendar days; or that (2) the Corporation has within the last 15 calendar days considered purchasing or selling. or within the next 15 calendar days intends to consider purchasing or selling.

Section III.	Objective and General Prohibitions

Covered Persons may not engage in any investment transaction under circumstances in which the Covered Person benefits from or interferes with the purchase or sale of investments by the Corporation. In addition, Covered Persons may not use information concerning the investments or investment intentions of the Corporation, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Corporation.

Covered Persons may not engage in conduct that is deceitful, fraudulent or manipulative, or that involves false or misleading statements, in connection with the purchase or sale of investments by the Corporation. In this regard, Covered Persons should recognize that Rule 17j-1 makes it unlawful for any affiliated person of the Corporation in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Corporation to:

(i)	employ any device, scheme or artifice to defraud the Corporation or its investors;

(ii)	make any untrue statement of a material fact to the Corporation or its investors or omit to state to the Corporation or its investors a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Corporation or its investors; or

(iv)	engage in any manipulative practice with respect to the Corporation or its investors.

Covered Persons should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section VIII below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

Covered Persons are required to comply with applicable federal securities laws.

Last Approved and Ratified: October 19, 2022

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Section IV.	Prohibited Transactions

(A)	An Access Person may not, without first obtaining pre-clearance approval, either from the CCO directly in writing (using the “Pre-Clearance Request” form attached as Schedule A, or such similar form as the CCO may hereafter approve (hereinafter, the “Pre-Clearance Request Form”)) or through the online reporting system, which is monitored and overseen by the CCO or his/her designees (the “System”):

(1)	purchase or otherwise acquire direct or indirect Beneficial Ownership of any security on the Restricted List, or of any Covered Security concerning which he or she has material non-public information, regardless of whether that security is on the Restricted List; or

(2)	sell or otherwise dispose of direct or indirect Beneficial Ownership, of any security on the Restricted List, or of any Covered Security concerning which he or she has material non-public information, regardless of whether that security is on the Restricted List.

(B)	An Access Person may not purchase or otherwise acquire or sell or otherwise dispose of any direct or indirect Beneficial Ownership of the Corporation’s securities without similarly first obtaining pre-clearance approval by the CCO directly in writing using the Pre-Clearance Request Form or online via the System.

(C)	Investment Persons of the Corporation must obtain pre-approval from the CCO before directly or indirectly acquiring Beneficial Ownership in any Covered Securities in an Initial Public Offering or in a Limited Offering. Such approval must be obtained from the CCO, either directly in writing using the Pre-Clearance Request Form, unless the person seeking such approval is the CCO, in which case pre-approval must be obtained from the Corporation’s Chief Executive Officer using the Pre-Clearance Request Form.

(D)	No Access Person shall recommend any transaction in any Covered Securities by the Corporation without having disclosed to the CCO his or her interest, if any, in such Covered Securities or the issuer thereof, including: the Access Person’s Beneficial Ownership of any Covered Securities of such issuer; any contemplated transaction by the Access Person in such Covered Securities; any position the Access Person (or any person to whom the Access Person is related, by blood or marriage, and is known) has with such issuer; and any present or proposed business relationship between such issuer and the Access Person (or a party in which the Access Person has a significant interest).

Section V.	Reports by Access Persons

(A) Initial and Annual Personal Securities Accounts and Holdings Reports.

All Access Persons shall within 10 days of the date on which they become Access Persons, and thereafter, within 30 days after the end of each calendar year, disclose the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of all Covered Securities in which they have a Beneficial Ownership as of the date the person became an Access Person, in the case of such person’s initial report, and as of the last day of the year, as to annual reports. A form of such report, which is hereinafter called an “Initial and Annual Personal Securities Accounts and Holdings Report,” is attached as Schedule B. Each Initial and Annual Personal Securities Accounts and Holdings Report must also disclose the name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person or as of the last day of the year, as the case may be. Each Initial and Annual Personal Securities Accounts and Holdings Report shall state the date it is being submitted. In all cases, the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person, or the date the report was submitted, as applicable.

Last Approved and Ratified: October 19, 2022

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(B) Quarterly Transaction Reports.

Within 30 days after the end of each calendar quarter, each Access Person shall make a written report to the CCO (or designee) of all transactions occurring in the quarter in a Covered Security in which he or she had any Beneficial Ownership. A form of such report, which is hereinafter called a “Quarterly Securities Transaction Report,” is attached as Schedule C.

A Quarterly Securities Transaction Report shall be in the form of Schedule C or such other form approved by the CCO (or designee) and must contain the following information with respect to each reportable transaction:

(1)	Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(2)	Title, interest rate and maturity date (if applicable), number of shares and principal amount of each Covered Security involved and the price of the Covered Security at which the transaction was effected;

(3)	Name of the broker, dealer or bank with or through whom the transaction was effected; and

(4)	The date the report is submitted by the Access Person.

(C) Independent Directors.

Notwithstanding the reporting requirements set forth in this Section V, an Independent Director who would be required to make a report under this Section V solely by reason of being a director of the Corporation is not required to file an Initial and Annual Personal Securities Accounts and Holdings Report upon becoming a director of the Corporation or an annual Initial and Annual Personal Securities Accounts and Holdings Report.

Such an Independent Director also need not file a Quarterly Securities Transaction Report unless such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the Corporation, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Covered Security by the director, such Covered Security is or was purchased or sold by the Corporation or the Corporation considered purchasing or selling such Covered Security.

(D) Brokerage Accounts and Statements.

Access Persons, except Independent Directors, shall:

(1)	within 30 days after the end of each calendar quarter, identify the name of the broker, dealer or bank with whom the Access Person established an account in which any securities were held during the quarter for the direct or indirect benefit of the Access Person and identify any new account(s) and the date the account(s) were established. This information shall be included on the appropriate Quarterly Securities Transaction Report;

(2)	instruct the brokers, dealers or banks with whom they maintain such an account to provide duplicate account statements to the CCO (or designee); and

(3)	on an annual basis, certify that they have complied with the requirements of (1) and (2) above.

Last Approved and Ratified: October 19, 2022

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(E) Form of Reports.

A Quarterly Securities Transaction Report may consist of broker statements or other statements that provide a list of all personal Covered Securities holdings and transactions in the time period covered by the report and contain the information required in a Quarterly Securities Transaction Report.

(F) Responsibility to Report.

It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section V. Any effort by the Corporation to facilitate the reporting process does not change or alter that responsibility. A person need not make a report hereunder with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(G) Where to File Reports.

All Quarterly Securities Transaction Reports and Initial and Annual Personal Securities Accounts and Holdings Reports must be filed with the CCO, either (1) directly in writing using Schedules C or B, respectively (or such other forms as the CCO may prescribe for this purpose), or (2) online, via the System.

(H) Disclaimers.

Any report required by this Section V may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

Section VI.	Additional Prohibitions

(A) Confidentiality of the Corporation’s Transactions.

Until disclosed in a public report to stockholders or to the U.S. Securities and Exchange Commission in the normal course, all information concerning the securities “being considered for purchase or sale” by the Corporation shall be kept confidential by all Covered Persons and disclosed by them only on a “need to know” basis. It shall be the responsibility of the CCO to report to the directors of the Corporation any known violations found in this regard.

(B) Gifts and Entertainment Policy.

Covered Persons and their immediate families should not solicit, accept, retain or provide any gifts or favors which might influence decisions of the Covered Person or the recipient in making business transactions involving the Corporation, or which others might reasonably believe could influence those decisions. Even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence a business decision. No Covered Person may give or accept gifts of cash or cash equivalents.

Last Approved and Ratified: October 19, 2022

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The policy does not apply to gifts of de minimis value (e.g., pens, notepads, doughnuts, pizza, modest desk ornaments, etc.) or to promotional items of nominal value that display a firm logo (e.g., umbrellas, tote bags, shirts, etc.) and “personal” gifts received because of kinship, marriage or social relationships entirely beyond and apart from an organization in which membership or an official position is held. De minimis gifts and promotional items must be less than the $250 limit to fall within the exclusion.

These prohibitions do not apply to ordinary and usual business entertainment, so long as such entertainment is neither so frequent nor so lavish as to raise any questions of impropriety. For an item to be considered “business entertainment,” the vendor must be present at the event/meal and there must be an opportunity to discuss matters relating to Corporation business. For example, if a Covered Person receives theater tickets from a vendor, the tickets are “business entertainment” only if the vendor attends the event and there is an opportunity to discuss business matters. If not, the tickets should be treated as a “gift” for purposes of this policy and subject to the limitations.

All Covered Persons must report the receipt or giving of any SuRo Capital Entity business-related gift with an apparent value that exceeds $250 (other than personal gifts and gifts of de minimis or nominal value, as defined above) and the acceptance or furnishing of all similarly related business entertainment with an apparent value that exceeds $250. Both of these thresholds are on a “per individual” basis.

In addition, the extension by Covered Persons, on behalf of a SuRo Capital Entity, of all invitations for business entertainment that can reasonably be expected to be valued in excess of $500 must be pre-approved by the CCO prior to any such extension. This threshold is on a “per individual” basis.

Regardless of the dollar value, Covered Persons may not give a gift or provide entertainment that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media or ERISA fiduciaries. In addition, Covered Persons must confer with the CCO, who may consult legal counsel, before making contact with state or local government plans, and comply with all applicable state or local laws regarding such communications.

The CCO shall maintain a log of all business-related gifts given or received by all Covered Persons in excess of $250, and of all similarly related business entertainment accepted by a Covered Person or furnished by a Covered Person on behalf of the Corporation, the value of either which exceeds $250. These thresholds are on a “per individual” basis.

Section VII.	Annual Acknowledgement, Affirmation and Certification

(A) Access Persons.

Access Persons shall be required to acknowledge annually that they have read this Code, that they understand and recognize that they are subject to the Code, and affirm that they will fully comply with the Code on a going-forward basis. Further, Access Persons who have been subject to the Code at any time during the previous year shall be required to certify annually that they have complied with the requirements of this Code. A form of such acknowledgement, affirmation and certification is attached as Schedule D.

Last Approved and Ratified: October 19, 2022

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(B) Board Review.

No less frequently than annually, the SuRo Capital Entities must furnish to the Corporation’s board of directors, and the board must consider, a written report that: (A) describes any issues arising under this Code or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to material violations; and (B) certifies that the Corporation has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Section VIII.	Sanctions

Any violation of this Code shall be subject to the imposition of such sanctions as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. Sanctions for employees for minor violations, such as a short delay in reporting, shall be determined by the Chief Compliance Officer. Sanctions for any violation or failure to comply by the requisite deadline will be included in the Chief Compliance Officer’s quarterly report to the Board, and may be subject to heightened sanctions, including, but not limited to, mandatory compliance training, a notation in the employee’s personnel file, suspension or termination of employment, a letter of censure in the employee’s personnel file, and/or reversal of any noncompliant trades with surrender of profits in a manner to be determined by the Chief Executive Officer, such as, for example, in a gift to charity. Sanctions for senior executives and members of the board shall be determined by the independent directors, with the advice of the Chief Compliance Officer.

Section IX.	Administration and Construction

(A)	The administration of this Code shall be the responsibility of the CCO.

(B)	The duties of the CCO are as follows:

(1)	Maintain continuously a current list of the names of all Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons, and inform all Access Persons of their reporting obligations hereunder;

(2)	On an annual basis, provide all Covered Persons a copy of this Code and inform such persons of their duties and obligations hereunder including making available any supplemental training that may be required from time to time. In addition, provide to all Covered Persons updated copies of the Code each time it is amended;

(3)	Collect from all Covered Persons a signed “Acknowledgement, Affirmation and Certification of Compliance with SuRo Capital Compliance Program Documents” form (which is attached as Schedule D) annually and each time the Code is amended;

(4)	Maintain or supervise the maintenance of all records (including pre-clearance and other approvals granted) and reports required by this Code;

Last Approved and Ratified: October 19, 2022

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(5)	Review the contents of holdings reports submitted by Access Persons;[1]

(6)	Review reports of all transactions effected by Access Persons who are subject to the requirement to file Quarterly Securities Transaction Reports and review such transactions against a listing of all transactions effected by the Corporation and securities of any companies included on the Restricted List during the reporting period;

(7)	Issue, either personally or with the assistance of counsel, as may be appropriate, any interpretation of this Code that may appear consistent with the objectives of Rule 17j-1 and this Code;

(8)	Conduct such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the board of directors of the Corporation; and

(9)	Submit a written report to the board of directors of the Corporation, no less frequently than annually, that describes any issues arising under the Code since the last such report, including but not limited to the information described in Section VII(B).

(C)	The CCO shall maintain and cause to be maintained in an easily accessible place at the principal place of business of the Corporation the following records:

(1)	A copy of all codes of ethics adopted by the Corporation pursuant to Rule 17j-1 that have been in effect at any time during the past five (5) years;

(2)	A copy of all signed “Acknowledgement, Affirmation and Certification of Compliance with SuRo Capital Compliance Program Documents” forms (see Schedule D) for at least five (5) years after the end of the fiscal year in which the Acknowledgement, etc. is submitted;

(3)	A record of each violation of such code of ethics and of any action taken as a result of such violation for at least five (5) years after the end of the fiscal year in which the violation occurs;

(4)	A copy of each report made by an Access Person for at least two (2) years after the end of the fiscal year in which the report is made, and for an additional three (3) years in a place that need not be easily accessible;

(5)	A copy of each report made by the CCO to the board of directors for two (2) years from the end of the fiscal year of the Corporation in which such report is made or issued and for an additional three (3) years in a place that need not be easily accessible;

(6)	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to Rule 17j-1 and this Code, or who are or were responsible for reviewing such reports;

(7)	A copy of each report required by Section VII(B) for at least two (2) years after the end of the fiscal year in which it is made, and for an additional three (3) years in a place that need not be easily accessible; and

(8)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Persons of securities in an Initial Public Offering or Limited Offering for at least five (5) years after the end of the fiscal year in which the approval is granted.

(D)	This Code may not be amended or modified except in a written form that is specifically approved by majority vote of the Independent Directors.

1 The reportable holdings and transaction reports of the CCO shall be reviewed by the Chief Financial Officer.

Last Approved and Ratified: October 19, 2022

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SCHEDULE A

SuRo Capital Corp.

Pre-Clearance Request

As described in Section IV of the SuRo Capital Corp. Code of Ethics, this form must be submitted prior to an “Access Person” executing any transaction in SuRo Capital Corp. securities, securities of any issuer included on the Restricted List, or effecting purchasing in a private placement or initial public offering of securities of any issuer.

Upon completion of this form, please submit to the CCO at: Compliance@surocap.com.

Date of Request: _________________	Intended Trade Date: ____________________

Name: __________________________________________________

Buy	Sell	Sell Short	Cover Short

Issuer name / Security description & CUSIP #:

_________________________________________________________________________

Quantity:	Market order:	Limit Order:

Reason for trade:

Last trade in security (direction and date):

Broker: ______________________________________________________

Authorized by: _____________________________            Date: ________________________

    (Chief Compliance Officer or Designee)

The Chief Compliance Officer or his designee has reviewed the proposed trade, contract, instruction or plan and confirms that SuRo Capital Corp. does not intend to buy or sell the above security for any client accounts within the next fifteen (15) days and/or has completed all client transactions in this security at this time. Exceptions to this statement should be noted on this form and any exception must be authorized by the Chief Compliance Officer.

Upon completion of the transaction, you must notify SuRo Capital Compliance at Compliance@surocap.com of the final execution price and trade volume.

SCHEDULE B

INITIAL AND ANNUAL PERSONAL

SECURITIES ACCOUNTS AND HOLDINGS REPORT

I certify that the following bank or broker-dealer accounts are the only accounts holding securities of any kind or nature whatsoever in which I have or share a “Beneficial Ownership” interest as such term is defined in the SuRo Capital Corp. Code of Ethics.

Name of bank or broker custodian	Account Number	Name of beneficial owner of record with the account custodian

I further certify that the following is a listing of all “Covered Securities” in which I had or shared a “Beneficial Ownership” interest as of the following date:

●	For an Initial Personal Securities Holdings Report:______________________

○	(the date indicated may not be more than 45 days prior to the date of submission, as indicated below, of this report)

●	For an Annual Personal Securities Holdings Report:	December 31, 20_____

Note: For holdings report purposes, the term “Covered Securities” should be understood as including securities of all sorts, but not the following: (i) shares of open-end mutual funds; (ii) U.S. government or agency issued securities; and (iii) short-term debt instruments, bank CDs, bankers acceptances or repurchase agreements. Shares of exchange-traded funds (“ETFs”) are Covered Securities.

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In lieu of indicating the following required information within this form, you may submit—under cover of a signed and dated copy of this form-legible copies of statements of accounts issued by the account custodian(s) wherein Covered Securities are held as of the date indicated above. Such statements should be either emailed or sent, by U.S. mail or courier service, to:

Compliance@surocap.com	Suro Capital Corp.
Attn:Compliance Dept.
One Sansome Street, Suite 730
San Francisco, California 94104

Account Custodian and Number	Issuer	Security Type	Exchange Ticker Symbol or CUSIP Number	Total number of equity security shares	Aggregate principal amount of debt securities

(Use a continuation sheet if necessary.)

Signature:____________________________    Print Name:_____________________________

Date Submitted: ___________________________

●	For Initial Holdings Reports – Must be within 10 days of initial date of association with SuRo Capital Corp.

●	For Annual Holdings Reports – Must be on or before January 30 of the current year.

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SCHEDULE C

QUARTERLY SECURITIES TRANSACTION REPORT

The following lists all transactions in Covered Securities, in which I had any direct or indirect Beneficial Ownership interest, that were effected during the last calendar quarter and required to be reported by Section V(B) of the SuRo Capital Corp. Code of Ethics. (If no such transactions took place write “NONE.”) Please sign and date this report and return it to the Chief Compliance Officer no later than the 30th day following the end of the quarter. Use reverse side if additional space is needed.

PURCHASES AND ACQUISITIONS

	No. of Shares or	Interest Rate				Broker,
Trade	Principal	and Maturity	Name of			Dealer, or
Date	Amount	Date	Security	Unit Price	Total Price	Bank

SALES AND OTHER DISPOSITIONS

	No. of Shares or	Interest Rate				Broker,
Trade	Principal	and Maturity	Name of			Dealer, or
Date	Amount	Date	Security	Unit Price	Total Price	Bank

NEW ACCOUNTS ESTABLISHED DURING THE QUARTER

Name of Broker, Dealer or Bank	Name of Account and Account Number	Date Established

SCHEDULE D

ACKNOWLEDGEMENT, AFFIRMATION AND CERTIFICATION

OF COMPLIANCE WITH SURO CAPITAL COMPLIANCE PROGRAM DOCUMENTS

The undersigned, as a Covered Person of SuRo Capital Corp, hereby acknowledges, affirms and/or certifies as follows:

(1)	I have received, read and understand the

●	SuRo Capital Corp. Code of Ethics;
●	Code of Business Conduct and Ethics; and
●	Insider Trading Policy and Procedures

(collectively, the “SuRo Capital Compliance Program Documents”) and agree to comply in all respects with the policies and procedures stated therein.

(2)	If at any time during the past calendar year I was subject to any one, some or all of the SuRo Capital Compliance Program Documents, I further certify that I have complied in all respects with the requirements of each such Document as was then in effect or, in the event that I have not so complied, I have previously fully disclosed all such non-compliance to the Chief Compliance Officer.

Signature:___________________

Print Name:__________________________

Date Submitted:______________________